UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2010

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective on May 10, 2010, William Torrence resigned his position as Global Controller of Momentive Performance Materials Inc. (“Momentive” or the “Company”), the principal accounting officer of the Company, and was replaced by Billie Jo Cuthbert, as described below. Mr. Torrence has been promoted to Chief Financial Officer of the Company’s Quartz business.

(c) Billie Jo Cuthbert, age 39, was appointed as Global Controller of Momentive, the principal accounting officer of the Company, effective on May 10, 2010. Prior to this role, Mrs. Cuthbert served as Controller of the Company’s Silicones Americas business since the acquisition of GE Advanced Materials by the Company and its affiliates on December 4, 2006. Prior to the acquisition, Mrs. Cuthbert served as Controller of GE Advanced Materials’ Silicones Americas business from May, 2006, and as Controller, Corporate Healthcare & Medical Programs, at General Electric Company from 1997 to 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns
Name:	Douglas A. Johns
Title:	General Counsel and Secretary

Date: May 14, 2010